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SELIGMAN NEW TECHNOLOGIES FUND
SELIGMAN NEW TECHNOLOGIES FUND II
Fund Performance and Portfolio Characteristics Conveyed in the January 8, 2002, Technology Group Conference Call


                                                         Seligman            Seligman
                                                     New Technologies    New Technologies
                                                           Fund               Fund II
------------------------------------------------------------------------------------------

INCEPTION DATE                                           07/27/99            06/22/00

PERFORMANCE DATA for periods ended 12/31/01

Cumulative Total Return (Since Inception)
------------------------------------------------------------------------------------------
Fund Performance                                          -39.46%             -58.00%
Goldman Sachs Blended Index(1)                            -41.77              -68.92
Goldman Sachs Technology Index                            -34.14              -58.61


Average Annual Return (Since Inception)
------------------------------------------------------------------------------------------
Fund Performance                                          -18.64%             -43.36%
Goldman Sachs Blended Index(1)                            -22.45              -54.10
Goldman Sachs Technology Index                            -15.77              -43.90


One-Year Total Return
------------------------------------------------------------------------------------------
Fund Performance                                          -52.32%             -42.02%
Goldman Sachs Blended Index(1)                            -40.36              -40.36
Goldman Sachs Technology Index                            -28.69              -28.69


Past performance is no guarantee of future results.

Returns for the Funds assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge for Seligman New Technologies Fund and the initial 5.2% maximum sales charge for Seligman New Technologies Fund II. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Funds involves investment risks, including the possible loss of principal.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

(1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated, the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

                                                            Seligman              Seligman
                                                        New Technologies      New Technologies
                                                              Fund                 Fund II
------------------------------------------------------------------------------------------------

INCEPTION DATE                                              07/27/99               06/22/00

PORTFOLIO DATA for period ended 12/31/01

Completed IPOs Since Inception                                  15                      1
Companies Acquired by a Third Party Since Inception              9                      0
Companies Currently in SEC Registration                          2                      1
Failed Investments(2)                                           31                      6


Venture Capital Valuation Changes (Since Inception)               Number of Companies
------------------------------------------------------------------------------------------------
Markups                                                         10                      5
Markdowns                                                      104                     37
No Change                                                        0                      1

Total Private Portfolio Holdings                               114                     43


Holdings                                                         Percent of Net Assets
------------------------------------------------------------------------------------------------
Public Securities                                             59.7%                  69.2%
Private Securities                                            40.3                   30.8

Private Sector Weightings

Broadband and Fiber Optics                                     9.0%                  14.5%
Digital-Enabling Technology                                   53.2                   63.6
Enterprise Business Infrastructure                            18.2                   12.3
Internet Business-to-Consumer                                 14.0                    4.4
Wireless                                                       1.4                    0.0
Miscellaneous                                                  4.2                    5.2


Private Funding Analysis(3)                                      Percent of Net Assets
------------------------------------------------------------------------------------------------
Private Securities                                            40.3%                  30.8%
   Private Securities Funded to Break Even(4)                 26.6                   18.1
   Private Securities Subject to Financing Risk(5)            13.7                   12.7


------------------------------------------------------------------------------------------------
Average Months of Cash Remaining for Operations
(for Private Securities Subject to Financing Risk)             5.8                    5.5


The Funds are actively managed, and holdings are subject to change.

(2) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

(3) The private company funding analysis below reflects data as of 11/30/01. The associated Percent of Net Assets and the Average Months remaining for Operations reflect market values as of 12/31/01.

(4) The Seligman Technology Group evaluates each private company in the portfolio and determines what it believes the point of break-even operations is for a particular company. That determination may differ significantly from the view of the company itself and from actual results.

(5) For those companies that, in the opinion of the Seligman Technology Group, may be unable to raise additional needed capital to finance operations.